UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

Independence Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

500 East Washington Street, Greenville, South Carolina, 29601
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (864) 672-1776

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders of Independence Bancshares, Inc. (the “Company”) was held on November 4, 2015, at the office of Nelson Mullins Riley & Scarborough LLP, 104 South Main Street, Suite 900, Greenville, South Carolina. Of the 20,502,760 shares of the Company’s common stock issued and outstanding, and the 8,425 shares of the Company’s Series A preferred stock issued and outstanding (each of which votes with the common stock as a single class and entitles the holder to 1,250 votes on all matters voted), as of the close of business on the record date, 10,252,666 shares of the Company’s common stock and 8,325 shares of the Company’s Series A preferred stock (representing 10,406,250 votes) were present in person or by proxy at the Annual Meeting, representing approximately 67% of the total outstanding eligible votes.

The shareholders of the Company voted: (1) to elect six nominees to serve on the Board of Directors; and (2) to ratify the appointment of Elliott Davis Decosimo, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

The voting results for each proposal voted on the Annual Meeting are as follows:

1.	To elect six nominees to serve on the Board of Directors:

				Broker
		For	Withheld	Non-Vote
	Russell Echlov	18,897,570	55,450	1,705,896
	H. Neel Hipp, Jr.	18,925,570	27,450	1,705,896
	Adam G. Hurwich	18,741,320	211,700	1,705,896
	Lawrence R. Miller	17,361,645	2,200	1,760,646
	Keith Stock	18,897,570	55,450	1,705,896
	Robert B. Willumstad	18,894,570	58,450	1,705,896

2.	To ratify the appointment of Elliott Davis Decosimo, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2015:

For	Against	Abstain
20,625,566	33,000	350

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

Dated: November 10, 2015	By:	/s/ Martha L. Long
Name: Martha L. Long
Title: Chief Financial Officer